EXHIBIT 10.17

Memec

Memec Group Holdings Limited

Global Share Option Plan 2001

Plan Rules

Adopted by the Board on 25 June, 2001

1.	Definitions

1.1	In this the Memec Group Holdings Limited Global Share Option Plan 2001, the following words and expressions shall have, where the context so admits, the meanings set out below:

“Annual Valuation”	on any day the valuation of a Share, as at the immediately preceding 31 December, that has been prepared by the Company’s auditors, and has been approved by the Board by the following 31 March (on the basis that the Board shall use all reasonable endeavours to procure that such a valuation is obtained by such date) and if none the Market Value of a Share on the immediately preceding 31 December.

“Associated Company”	in relation to the Company:

(A) any company which has Control of the Company; and

(B) any company which is under the Control of the Company or any company referred to in (A) above.

“Board”	the board of directors for the time being of the Company or a duly authorised committee of the Board.

“Company”	Memec Group Holdings Limited, registered in England and Wales under number 3985629.

“Control”	the meaning given by section 840 of the Taxes Act.

“Date of Grant”	the date on which an Option is granted.

“Dealing Day”	any day on which the London Stock Exchange or such other exchange on which the Shares are traded is open for the transaction of business.

“Eligible Employee”	any person who at the Date of Grant is an executive director or an employee of a Participating Company.

“Employees’ Share Scheme”	the meaning given by section 743 of the Companies Act 1985.

“Exercise Price”	the amount payable in relation to the exercise of an Option, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised.

“Grantor”	the Board (acting on behalf of the Company) or the Trustees.

“Grant Period”	any period prior to the Listing of the Company, or following Listing the period of 42 days commencing on any of the following:

(A) the day on which the Plan is adopted by the Company;

(B) the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half-year or other period; or

(C) any day on which the Board resolves that exceptional circumstances exist which justify recommending the grant of Options.

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“Group Member”	a Participating Company or a body corporate which is (within the meaning of section 838 of the Companies Act 1985) the Company’s holding company or a Subsidiary of the Company’s holding company or any other body corporate nominated by the Board for this purpose which is not under the control of any single person, but is under the control of two or more persons, one of whom being the Company or the Company’s holding company and in relation to which the Company or, as the case may be, the Company’s holding company is able (whether directly or indirectly) to exercise 20% or more of its equity voting rights.

“Listing”	the admission of any of the Shares to the Official List of the London Stock Exchange or other recognised investment exchange and the admission of any of the Shares to trading on the relevant exchange.

“London Stock Exchange”	London Stock Exchange plc.

“Market Value”	in relation to a Share on any day:

(A)   if and so long as the Shares are listed on the London Stock Exchange, NASDAQ or any other recognised investment exchange its middle market quotation (or such other quotation on the Board determines is appropriate) as derived from the register of listed securities and the prices of transactions as may be published by that investment exchange on that day or if that day is not a Dealing Day then the relevant register of listed securities and the prices of transactions for the most recent Dealing Day;

(B) subject to (A) above, its market value, determined as fair and reasonable by the Board.

“Option”	a right to acquire Shares under the Plan which is either subsisting or is proposed to be granted.

“Option Price”	the price per Share, as determined by the Grantor, at which an Eligible Employee may acquire Shares upon the exercise of an Option granted to him being not less than the higher of:

(A)   the Market Value of a Share on the Date of Grant (or, if the Grantor determines, the average of the Market Values on the three Dealing Days immediately preceding the Date of Grant or the Market Value at such earlier time or times as may be determined by the Grantor); and

(B) if the Shares are to be subscribed, the nominal value of a Share;

but subject to any adjustment pursuant to Rule 9.

“Participant”	any Eligible Employee to whom an Option has been granted, or (where the context so admits) the personal representatives of any such person.

“Participating Company”	(A) the Company; and

(B) any other company which is under the Control of the Company, is a Subsidiary of the Company and which has been expressly designated by the Board as being a Participating Company.

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“Plan”	the Memec Group Holdings Limited Global Share Option Plan 2001 in its present form or as from time to time amended in accordance with the provisions hereof.

“Plan Location”	a geographical area as determined by the Board where the Plan has effect to allow the participation of Eligible Employees employed by one or more Participating Companies resident in that area.

“Purchaser”	any company that obtains Control of the Company as a result of the Sale of the Company.

“Retirement”	retirement on or after the Participant’s normal retirement date as set out in his contract of employment.

“Rules”	these Rules as amended from time to time and, where applicable to a specific Plan Location, including the provisions set out in any schedule to these Rules.

“Sale”	the entering into a binding agreement at any time prior to Listing for the acquisition by a person and any other person or person connected to him (within the meaning of Section 839 Taxes Act) or with whom he is acting in concert (as defined in The City Code on Take-overs and Mergers) of such number of “B” ordinary shares of the Company (“B” Shares) as results in him or them holding in aggregate seventy five per cent or more of the total issued “B” Shares.

“Share”	a fully paid “C” ordinary share, comprised in the share capital of the Company, or any share in the Company representing the same following any reorganisation of such share capital.

“Subsidiary”	the meaning given by section 736 of the Companies Act 1985.

“Tax Liability”	the amount of all taxes and/or social security contributions payable by a Participant which a Participating Company, other Group Member or any other person (other than the Participant) (hereafter referred to as the “Relevant Payer”) would be required to account for to the Inland Revenue or other taxation authority if a Participant exercised an Option. For the avoidance of doubt Tax Liability shall include any tax or social security contributions the liability for which the Relevant Payer has transferred to or sought reimbursement from the Participant.

“Taxes Act”	the Income and Corporation Taxes Act 1988.

“Trustees”	the trustee or trustees for the time being of any employee benefit trust established for the benefit of all or substantially all of the Eligible Employees.

1.2	Words and expressions not defined herein have the same meaning they have in the Taxes Act.

1.3	Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

1.4	Reference in the rules of the Plan to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and shall include any regulations made thereunder. The Interpretation Act 1978 shall apply to these Rules on the same basis as if they were an Act of Parliament.

1.5	The headings in the rules of the Plan are for the sake of convenience only and should be ignored when construing the rules.

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2.	Grant Of Options

2.1	The Grantor may (but in the case of the Grantor being Trustees, only with the prior consent of the Board) in its absolute discretion during a Grant Period grant an Option or Options at the Option Price to any Eligible Employees in any Plan Location over such whole number of Shares as the Grantor may determine.

2.2	The Grantor may at the Date of Grant impose such condition or conditions on the exercise of an Option as determined by the Grantor. Such conditions:

2.2.1	must be objective and stated in writing at the Date of Grant; and

2.2.2	must include provision as to the basis on which they would apply in the event of a Sale, Listing or other event within Rule 5; and

2.2.3	must not be waived, varied or amended unless an event occurs which causes the Board to consider that a waiver or amendment would be fair and reasonable as regards the Participant

2.3	The grant of an Option or the delivery of any Shares following its exercise shall be subject to obtaining any approval or consent required under any applicable laws, regulations of governmental authority and the requirements of the London Stock Exchange and any other securities exchange on which the Shares are traded.

2.4	As soon as practicable after grant, the Grantor shall issue to each Participant a duly executed certificate in respect of the Option in such form as the Grantor may from time to time prescribe. Such certificate must be sealed by the Grantor or executed as a deed on behalf of the Grantor and must state:

2.4.1	the number of Shares over which the Option has been granted to the Participant;

2.4.2	the Option Price;

2.4.3	details of any decision made by the Grantor pursuant to Rule 4.1.1 and/or 5.1;

2.4.4	details of the condition or conditions imposed pursuant to Rule 2.2 on the exercise of the Option (if any);

2.4.5	the Date of Grant; and

2.4.6	the date on which the Option will lapse pursuant to Rule 4.3.

2.5	No payment shall be required on the grant of an Option.

2.6	Subject to the right of exercise by the Participant’s personal representatives, every Option shall be personal to the Participant to whom it is granted and shall not be transferable or in any way alienable, without the prior written agreement of the Board and subject to such conditions as the Board might prescribe at the time.

2.7	A Participant may surrender his Option in whole or part within the period of 30 days immediately following the Date of Grant and if an Option or any part of an Option is so surrendered, it shall be deemed for all purposes to the extent surrendered not to have been granted.

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3.	Number Of Shares In Respect Of Which Options May be Granted

3.1	The number of Shares which may be allocated under the Plan on any day shall not, when added to the aggregate of the number of Shares which have been allocated under the Plan and under any other Employees’ Share Scheme adopted by the Company or any Subsidiary, exceed 9,108,108 Shares, or such amount as shall constitute the total number of authorised Shares from time to time, provided that this figure shall be adjusted as the Board regard as fair and reasonable to reflect any capitalisation issue, any offer or invitation made by way of rights, subdivision, consolidation, reduction or other variation in the share capital of the Company.

3.2	In determining the above limits:

3.2.1	any Shares issued or which may be issued to the Trustees to satisfy any Options which have been granted in accordance with Rule 2.1 shall be included;

3.2.2	no account shall be taken of any Shares where the right to acquire such Shares was released or lapsed without being exercised, including pursuant to Rules 2.7 and 4.2; but

3.2.3	3.2.3 the Shares comprised in any Options that are cancelled (or exercised) for cash pursuant to Rule 4.5 shall be included

3.3	References in this Rule to the “allocation” of Shares shall mean, in the case of any share option plan, the placing of unissued shares under option and, in relation to other types of Employees’ Share Schemes, shall mean the issue and allotment of shares.

4.	Rights Of Exercise And Lapse Of Options

4.1	An Option:

4.1.1	except where Rules 4.2 and 5 below apply and unless and to the extent the Grantor (but in the case of the Grantor being the Trustees with the prior consent of the Board) determines otherwise at the Date of Grant, may only be exercised on or after the expiry of seven years from the Date of Grant;

4.1.2	unless exercised as provided in Rule 4.2 may only be exercised by a Participant while he is a director or employee of a Group Member;

4.1.3	unless exercised as provided in Rules 4.2 and 5 below, may only be exercised if any conditions (as waived, varied or amended) imposed pursuant to Rule 2.2 have been fulfilled to the satisfaction of the Grantor.

4.2	Notwithstanding Rule 4.1 but subject always to Rules 4.3 and 4.5, if a Participant dies or ceases to hold office or employment with a Group Member as a result of:

(i)	injury or disability;

(ii)	redundancy within the meaning of the Employment Rights Act 1996;

(iii)	retirement;

(iv)	early retirement by agreement with his employer;

(v)	the company which employs him ceasing to be a Group Member;

(vi)	the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is not a Group Member; or

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(vii)	any other reason determined at the discretion of the Grantor (but in the case of the Grantor being the Trustees only with the prior consent of the Board) within one month of the Participant ceasing to hold an office or employment with a Group Member (and for the purpose of this Rule 4.2. (vii) an Option will not be capable of being exercised prior to the Grantor exercising its discretion), the Participant, or in the case of death the personal representatives of the Participant, may (to the extent that it has not previously lapsed) exercise an Option as follows:

4.2.1	where a Listing has occurred at the date of death or cessation of office or employment, at any time within the twenty-four months following the date of death or cessation of office and employment;

4.2.2	in the event that a Listing has not occurred at the date of death or cessation of office or employment but occurs within twenty-four months of that date, at any time within the twelve months following the date of Listing;

in any other case, as and when the Option becomes exercisable in accordance with the Rules.

For the avoidance of doubt, if the Board exercises its discretion under Rule 4.5, Rules 4.2.1 and 4.2.2 will not apply.

For the purposes of the Plan, a woman on maternity leave will not cease to hold an office or employment until the earlier of the date on which she notifies her employer of her intention not to return or the date on which she ceases to have statutory or contractual rights to return to work.

4.3	Options shall lapse upon the first to occur of the following events:

4.3.1	the tenth anniversary of the Date of Grant;

4.3.2	the expiry of any of the periods specified in Rules 4.2.1 or 4.2.2;

4.3.3	the expiry of the period of twenty-four months from the Participant ceasing to hold an office or employment with a Group Member for any of the grounds specified in Rule 4.2 (unless a Sale or Listing has occurred on or prior to the expiry date) or, if applicable, the expiry of the period mentioned in Rule 4.2.2;

4.3.4	the expiry of any of the periods specified in Rules 5.2, 5.3, 5.5 and 5.6 save where and to the extent an Option is released in consideration of the grant of a New Option pursuant to Rule 6;

4.3.5	the Participant giving or being given notice to terminate office or employment or ceasing to hold an office or employment with a Group Member in any circumstances other than where the notice or cessation of office or employment arises on any of the grounds specified in Rule 4.2 provided that an Option shall not be regarded as having lapsed pursuant to this Rule 4.3.5 if the Grantor determines within one month of the Participant ceasing to hold his office or employment that the Participant ceased to hold the office or employment in accordance with Rule 4.2 (vii);

4.3.6	subject to Rule 5.7, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

4.3.7	the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt.

4.4	No Option may be granted, exercised, released or surrendered at a time when such grant, exercise, release or surrender would not be in accordance with the “Model Code on Directors’ Dealings in Securities” issued by the Financial Securities Authority as amended from time to time.

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4.5	The Board may, within 3 months of the date on which a Participant ceases to hold office or employment in accordance with Rule 4, determine in its discretion to cancel the Option (or satisfy the exercise as appropriate) in which event the following shall apply:

4.5.1	the Participant shall be entitled to a cash payment equal to the difference between the most recently approved Annual Valuation and the Option Price for each of those Shares over which the Option was originally granted. Such payment shall be made to the Participants, by notice in writing by the Board, within 30 days of the date of any such determination by the Board;

4.5.2	the Participant shall have no rights to the issue or transfer of, and the Board shall be under no obligation to procure the issue or transfer of, any Shares pursuant to any of the provisions of this Plan;

4.5.3	any Participating Company shall be entitled to deduct from and or withhold from any payment any Tax Liability in respect of any payment made under this Rule 4.5.

5.	Sale, Listing, Takover, Reconstruction And Winding-Up

5.1	Unless determined otherwise by the Grantor (but in the case where the Grantor is the Trustees only with the consent of the Board) at the Date of Grant, in the event of a Listing, an Option shall (subject to Rule 4.3 and if applicable, any exercise conditions imposed on the relevant Option pursuant to Rule 2.2) become exercisable as follows:

5.1.1	where the Listing occurs on or before 31 December 2002, the Option shall become exercisable in full at any time after the third anniversary of the date of Listing until it lapses in accordance with Rule 4.3;

5.1.2	where the Listing occurs after 31 December 2002 but on or before 31 December 2003, the Option shall become exercisable in full at any time after the second anniversary of the date of Listing until it lapses in accordance with Rule 4.3;

5.1.3	where the Listing occurs after 31 December 2003, fifty per cent of the Option shall become exercisable at any time on or after the date of Listing and fifty per cent of the Option shall become exercisable at any time after the first anniversary of the date of Listing in both cases until it lapses in accordance with Rule 4.3.

5.2	In the event of a Sale, subject to Rules 5.8 and 6.1 below and, if applicable, any exercise conditions imposed on the relevant Option pursuant to Rule 2.2, an Option may be exercised immediately prior to (but conditional upon) the Sale or during the period of 14 days after the Sale provided that, if the Board so requests, the Participant agrees that

5.2.1	any provisions of the articles of association of the Company or of any shareholders agreement which would apply to Shares in the Company on a Sale shall be deemed to apply to the Shares obtained on exercise of an Option; and

5.2.2	any member of the Board shall be appointed as the Participant’s attorney in order to ensure that the provisions of this Rule 5.2 are complied with.

5.3	Following a Listing (but not otherwise) and subject to Rule 5.5 below and, if applicable, any exercise conditions imposed on the relevant Option pursuant to Rule 2.2, if any person obtains Control of the Company as a result of making, either:

5.3.1	a general offer to acquire the whole of the issued ordinary share capital of the Company not already owned by it or a member of the same group of companies as it (which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company); or

5.3.2	a general offer to acquire all the shares in the Company not already owned by it or a member of the same group of companies as it which are of the same class as the Shares,

an Option may be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

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5.4	For the purpose of Rule 5.3 a person shall be deemed to have obtained Control of the Company if he and others acting in concert (as defined by the City Code on Take-overs and Mergers) with him have together obtained Control of it.

5.5	Following a Listing (but not otherwise) and subject to any exercise conditions imposed on the relevant Option pursuant to Rule 2.2 (if applicable) if any person becomes bound or entitled to acquire Shares under Sections 428 to 430F of the Companies Act 1985 an Option may be exercised from the date on which notice is first given to dissentient shareholders under Section 429 of the Companies Act 1985 until such time as the person ceases to be so bound or entitled.

5.6	If under section 425 of the Companies Act 1985 it is proposed that the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with the reconstruction of the Company or its amalgamation with any other company or companies the Company shall give notice thereof to all Participants at the same time as it sends notices to members of the Company calling the meeting to consider such a compromise or arrangement. The Participant may then exercise the Option subject to the terms of this Rule and, if applicable, any exercise conditions imposed on the relevant Option pursuant to Rule 2.2 before the earlier of the expiry of six months from the date of such notice and the date on which the Court sanctions the compromise or arrangement. The Option to the extent unexercised shall then lapse conditionally on such compromise or arrangement being sanctioned by the Court and becoming effective unless the Grantor determines otherwise. The exercise of an Option under this Rule shall be conditional on such compromise or arrangement being sanctioned by the Court and becoming effective. After exercising the Option the Participant shall transfer or otherwise deal with the Shares issued to him so as to place him in the same position (so far as possible) as would have been the case if such Shares had been subject to such compromise or arrangement.

5.7	If notice is duly given of a resolution for the voluntary winding-up of the Company, the Company shall give notice thereof to all Participants. Subject to any exercise conditions imposed on the relevant Options (if applicable), Options may then be exercised until the resolution is duly passed or defeated or the meeting concluded or adjourned sine die provided that any exercise conditions imposed on the relevant Option pursuant to Rule 2.2 (as waived, varied or amended) have been fulfilled (or waived) to the satisfaction of the Grantor; or any such exercise of an Option pursuant to this Rule shall be conditional upon the said resolution being duly passed unless the Grantor determines otherwise.

If such resolution is duly passed all Options shall, to the extent that they have not been exercised, lapse immediately.

5.8	Rules 5.2, 5.3, 5.5 and 5.6 shall not apply where:

5.8.1	the events form part of a scheme or arrangement whereby Control of the Company is obtained by another company (the “Acquiring Company”);

5.8.2	immediately following the Acquiring Company obtaining Control, the issued equity capital of the Acquiring Company is owned substantially by the same persons who were equity shareholders of the Company immediately prior to the Acquiring Company obtaining Control; and

5.8.3	the Acquiring Company has agreed to grant new options in accordance with Rules 6.1 or 6.2 in consideration for the release of any Options which have not lapsed.

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6.	Exchange Of Options

6.1	In the event of a Sale, each Participant will be obliged (unless the Board in its absolute discretion determines otherwise), to release his Option (“the Old Option”) or such part of the Old Option as the Board may determine in consideration of the grant to him of an option (“the New Option”) which is equivalent in value to the Old Option or the part released (as the case may be) but relates to shares in the Purchaser or a holding company of the Purchaser (“rollover”), provided that this obligation shall only arise if the New Option is offered by the Purchaser (or a holding company of the Purchaser) and the Board is satisfied that the New Option will be granted pursuant to a scheme potentially capable of delivering similar benefits as are delivered under the Plan. If the Board is so satisfied, Rule 5.2 will not apply to the part or whole of Old Option that the Board has determined shall be released and rollover of such Old Option (or part thereof) will occur automatically.

6.2	Following a Listing (but not otherwise), if any company (the “Acquiring Company”):

6.2.1	obtains Control of the Company as a result of making a general offer to acquire:

(i)	the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

(ii)	all the shares in the Company which are of the same class as the Shares;

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

6.2.2	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

6.2.3	becomes bound or entitled to acquire Shares under Section 428 to 430F of that Act,

a Participant may within six months by agreement with the Acquiring Company, release such part of his Option which remains unexercised at that time and which has not lapsed (the “Old Option”) in consideration of the grant to him of an option (the “New Option”) which is equivalent to the Old Option but relates to shares in the Acquiring Company.

6.3	In this situation, the provisions of this Plan shall for this purpose be construed as if the New Option were an option granted under this Plan at the same time as the Old Option and if the reference to Memec Group Holdings Limited in the definition of the “Company” in Rule 1 were a reference to the Acquiring Company except for the purpose of the definition of “Group Company” in Rule 1.1.

7.	Manner Of Exercise

7.1	An Option may be exercised, in whole or in part.

7.2	An Option may be exercised by the delivery to the Company Secretary of an option certificate covering at least all the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Participant (or by his duly authorised agent) together with a remittance for the Exercise Price payable to the Company (as agent for the Trustees where the Trustees have agreed to satisfy the Option granted pursuant to Rule 2.1) in respect of the Shares over which the Option is to be exercised. If any conditions must be fulfilled before an Option may be exercised, the delivery of the certificate shall not be treated as effecting the exercise of an Option unless and until the Grantor is satisfied that the conditions have been fulfilled. The Grantor shall state whether the conditions have been fulfilled to its satisfaction as soon as practicable following the expiry of any performance period over which the fulfilment of conditions was to be measured or where a performance period is not relevant within 14 days of receipt of the documentation referred to above.

7.3	The effective date of exercise shall be the later of the date of delivery of the notice of exercise and the date that the Grantor states that the conditions imposed by Rule 2.2 (if any) and 7.4 have been fulfilled. For the purposes of this Plan a notice of exercise shall be deemed to be delivered when it is received by the Company.

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7.4	In the event that any Tax Liability becomes due on the exercise of an Option, the Option may not be exercised unless:

7.4.1	the Relevant Payer is able to deduct an amount equal to the whole of the Tax Liability from the Participant’s net pay for the relevant pay period; or

7.4.2	the Participant has paid to the Relevant Payer an amount equal to the Tax Liability; or

7.4.3	the Participant has given irrevocable instructions to the Company’s brokers (or any other person acceptable to the Company) for the sale of sufficient Shares acquired on the exercise of the Option to realise an amount equal to the Tax Liability and the payment of the Tax Liability to the Relevant Payer; or

7.4.4	the Board determines otherwise.

8.	Issue Or Transfer Of Shares

8.1	Subject always to Rule 4.5, Shares to be issued pursuant to the exercise of an Option shall be allotted to the Participant (or his nominee) within 28 days following the date of effective exercise of the Option.

8.2	Subject to Rule 8.3, the Grantor shall procure the transfer of any Shares to be transferred to a Participant (or his nominee) pursuant to the exercise of an Option within 28 days following the date of effective exercise of the Option.

8.3	Shares issued pursuant to the Plan will rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any right attaching to Shares by reference to a record date preceding the date of exercise.

8.4	If Shares are transferred pursuant to the Plan the Participant shall not be entitled to any rights attaching to Shares by reference to a record date preceding the date of exercise.

8.5	If and so long as the Shares are listed on the London Stock Exchange or any other recognised investment exchange, the Company shall apply for Listing of any Shares issued pursuant to the Plan as soon as practicable after their allotment.

9.	Adjustments

9.1	The number of Shares over which an Option is granted, the conditions of exercise and the Option Price thereof (and where an Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired) shall be adjusted in such manner as the Board shall determine following any capitalisation issue, any offer or invitation made by way of rights, subdivision, consolidation, reduction or other variation in the share capital of the Company, to the extent that (as nearly as may be without involving fractions of a Share) the aggregate Exercise Price payable in respect of an Option shall remain unchanged.

9.2	Apart from pursuant to this Rule 9.2, no adjustment under Rule 9.1 above may have the effect of reducing the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares any such adjustment may only be made if the reduction of the Option Price of Options over both issued and unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares shall only be made if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price and to apply such sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

9.3	The Grantor may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 9 and to call in, cancel, endorse, issue or reissue any certificate consequent upon such adjustment.

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10.	Administration

10.1	Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by post, it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

10.2	The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.

10.3	In the case of partial exercise of an Option, the Grantor may in consequence call in, endorse, cancel and reissue, as it considers appropriate, any certificate for the balance of the Shares over which the Option was granted.

10.4	If any certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Grantor may require.

10.5	The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed or the Grantor shall procure that sufficient Shares are available for transfer to satisfy all Options under which Shares may be acquired.

10.6	The Plan shall be administered by the Board. The Board shall have full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such regulations for administering the Plan and such forms of exercise as it may deem necessary or appropriate. Decisions of the Board shall be final and binding on all parties.

10.7	The costs of introducing and administering the Plan shall be borne by the Participating Companies in such proportions as may be determined by the Company.

11.	Alterations

11.1	Subject to Rules 11.2 and 11.4, the Board may at any time (but only with the prior consent of the Trustees if there are subsisting Options which the Trustees have granted or agreed to satisfy) alter or add to all or any of the provisions of the Plan in any respect.

11.2	Subject to Rule 11.3, no alteration or addition to the advantage of Participants or employees shall be made under Rule 11.1 without the prior approval by ordinary resolution of the members of the Company in general meeting.

11.3	Rule 11.2 shall not apply to any minor alteration or addition which is to benefit the administration of the Plan, is necessary or desirable in order to take account of any change in legislation or to obtain or maintain favourable taxation, exchange control or regulatory treatment for any Participating Company or any Participant.

11.4	No alteration or addition shall be made under Rule 11.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made:

11.4.1	with the consent in writing of such number of Participants as hold Options under the Plan to acquire 75 per cent of the Shares which would be issued or transferred if all Options granted and subsisting under the Plan were exercised; or

11.4.2	by a resolution at a meeting of Participants passed by not less than 75 per cent of the Participants who attend and vote either in person or by proxy,

and for the purpose of this Rule 11.4 the provisions of the Articles of Association of the Company relating to shareholder meetings shall apply mutatis mutandis.

12	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

11.5	Notwithstanding any other provision of the Plan other than Rule 11.1 the Board may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the Plan Location in which they are resident on the Date of Grant on their remuneration amend or add to the provisions of the Plan and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees in that Plan Location.

11.6	As soon as reasonably practicable after making any alteration or addition under Rule 11.1, the Board shall give written notice thereof to any materially affected Participant.

11.7	No alteration shall be made to the Plan if following the alteration the Plan would cease to be an Employees’ Share Scheme.

11.8	No alteration to the Plan shall require the consent of any Group Member except as provided in this Rule 11.

12.	Legal Entitlement

12.1	Nothing in the Plan or in any instrument executed pursuant to it will confer on any person any right to continue in employment, nor will it affect the right of the provider of any service relationship to terminate the employment of any person without liability at any time with or without cause, nor will it impose upon the Board or any other person any duty or liability whatsoever (whether in contract, tort or otherwise) in connection with:

12.1.1	the lapsing of any Option pursuant to the Plan;

12.1.2	the failure or refusal to exercise any discretion under the Plan; and/or

12.1.3	a Participant ceasing to be a person who has a service relationship for any reason whatever.

12.2	Options shall not (except as may be required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

12.3	Any person who ceases to have the status or relationship of an employee with any Group Member as a result of the termination of his employment for any reason and however that termination occurs, whether lawfully or otherwise, shall not be entitled to and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or employment or otherwise to any sum, damages or other benefits to compensate that person for the loss or alteration of any rights, benefits or expectations in relation to any Option, the Plan or any instrument executed pursuant to it.

12.4	The benefit of this Rule 12 is given to the Company for itself and as trustee and agent of each Group Member and the Trustees. To the extent that this Rule benefits any Group Member which is not a party to the Plan or the Trustees, the benefit shall be held on trust and as agent by the Company for such Group Member or the Trustees and the Company may, at its discretion, assign the benefit of this Rule 12 to any such Group Member or to the Trustees.

13	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

13.	General

13.1	The Plan shall terminate upon the tenth anniversary of its approval by the Company or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.

13.2	The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153 of the Companies Act 1985. In addition, the Company may require any Subsidiary to enter into such other agreement or agreements as it shall deem necessary to oblige such Subsidiary to reimburse the Company for any other amounts paid by the Company hereunder, directly or indirectly in respect of such Subsidiary’s employees. Nothing in the Plan shall be deemed to give any employee of any Participating Company any right to participate in the Plan.

13.3	These Rules shall be governed by and construed in accordance with the laws of England.

14	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

SCHEDULE 1

PHANTOM SHARE OPTION PLAN

1.	Definitions

1.1.	The words and expressions used in the Memec Group Holding Limited Share Option Plan 2001 shall apply to this Schedule 1 (unless the context otherwise requires) and other words and expressions which have capital letters shall have the meanings set out below:

“Date of Grant”	the date on which a Phantom Option is granted

“Exchange Rate”	on any day the closing mid-point spot rate quoted in The Financial Times (or such other journal as the Board shall determine) published on that day, or if it is not published on that day, on the immediately preceding day on which it was published being the rate that GB pounds sterling can be converted into a relevant local currency, or such other rate as the Board may determine in its absolute discretion

“Participant”	any Eligible Employee to whom a Phantom Option has been granted, or (where the context so admits) the personal representatives of any such person

“Phantom Option”	a notional right to acquire Phantom Shares under this Schedule which is either subsisting or is proposed to be granted

“Phantom Option Exercise Date”	the date when a Phantom Option is exercised in accordance with paragraph 5.1

“Phantom Option Price”	the price per Phantom Share as determined by the Board at which an Eligible Employee may acquire Phantom Shares upon the exercise of a Phantom Option granted to him and which shall be denominated in GB pounds sterling (or such other currency as the Board shall determine at the Date of Grant)

“Phantom Share”	a unit of measurement for the purposes of calculating benefits under this Schedule 1 being equivalent to an Option over a Share

“Phantom Share Plan”	the Memec Group Holdings Limited Phantom Share Option Plan in its present form or as from time to time amended in accordance with this Schedule 1

1.2.	In this Schedule references to paragraphs are to paragraphs of this Schedule 1 and references to the Rules are to the Rules of the Plan.

2.	Purpose

The purpose of the Phantom Share Plan is to enable selected key Eligible Employees (including directors) to be granted an economic interest in the Company in the manner and on the terms and conditions as set out in this Schedule 1 to enable the Company to attract, retain and motivate those employees.

3.	Grant Of Phantom Options

3.1.	Subject to the provisions contained in this Schedule 1 the Board may, in its absolute discretion during a Grant Period grant a Phantom Option at the Phantom Option Price to any Eligible Employees in any Plan Location over such number of Phantom Shares and with such provisions as to exercise as it may think fit.

15	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

3.2.	The Grantor may at the Date of Grant impose such condition or conditions on the exercise of an Option as determined by the Grantor. Such conditions:

3.2.1.	must be objective and stated in writing at the Date of Grant; and

3.2.2.	must not be waived, varied or amended unless an event occurs which causes the Board to consider that a waiver or amendment would be fair and reasonable as regards the Participant.

3.3.	No payment shall be required on the grant of a Phantom Option.

3.4.	As soon as practicable after grant, the Company shall issue to each Participant a duly executed certificate in respect of the Phantom Option in such form (not inconsistent with the provisions of the Phantom Share Plan) as the Board may from time to time prescribe, specifying in relation to each Phantom Option:

3.4.1.	the number of Phantom Shares over which the Phantom Option has been granted to the Participant;

3.4.2.	the Phantom Option Price;

3.4.3.	the condition or conditions imposed on the exercise of the Option pursuant to 3.2 above; and

3.4.4.	the Date of Grant.

3.5.	Subject to the right of exercise by the Participant’s personal representatives, every Phantom Option shall be personal to the Participant to whom it is granted and shall not be transferable in any way alienable without the prior written agreement of the Board and subject to such conditions as the Board might prescribe at the time.

3.6.	A Participant may surrender his Phantom Option in whole or part within a period of 30 days immediately following the Date of Grant and if a Phantom Option, or any part of a Phantom Option is so surrendered, it shall be deemed for all purposes to the extent surrendered not to have been granted.

4.	Rights Of Exercise And Lapse Of Phantom Options

4.1.	Subject to the provisions of this Schedule, a Phantom Option may only be exercised and shall lapse on the same basis and in the same circumstances as an Option granted under the Plan except where a Participant dies, his personal representative(s) shall be deemed to have exercised any subsisting Phantom Options of the Participant to the maximum extent possible unless the Market Value of a Share at the date of death is less than the Phantom Option Price.

4.2.	For the avoidance of doubt, all Phantom Options granted under the Phantom Share Plan shall be subject to the provisions of clause 4.5 of the Plan and nothing in this Schedule shall be of contrary effect provided that this clause 4.2 shall not affect the deemed exercise of Phantom Options by the personal representative of a deceased Participant as referred to in clause 4.1 above.

5.	Manner Of Exercise And Lapse Of Phantom Options

5.1.	Subject to the provisions of this Schedule 1, a Phantom Option may be exercised by delivery to the Company Secretary of a notice in the prescribed form duly completed and signed by the Participant (or by his duly authorised agent) and shall be accompanied by a Phantom Option certificate in respect of at least the number of Phantom Shares in respect of which the Phantom Option is being exercised.

5.2.	If any conditions must be fulfilled before a Phantom Option may be exercised, the delivery of the Phantom Option certificate shall not be treated as effecting the exercise of a Phantom Option unless and until the Board is satisfied that conditions have been fulfilled. The Board shall state whether the conditions have been fulfilled to its satisfaction as soon as practicable following the expiry of any performance period over which the fulfilment of conditions was to be measured or where a performance period is not relevant within 14 days of receipt of the documentation referred to above.

16	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

5.3.	The Phantom Option Exercise Date shall be the later of the date of delivery of the notice of exercise and accompanying document(s) and the date that the Board states that the conditions imposed on exercise have been fulfilled. For the purposes of this Schedule a notice of exercise shall be deemed to be delivered when it is received by the Company.

5.4.	Once notice of exercise has been given pursuant to paragraph 5.1, it may not be withdrawn.

5.5.	Following the effective exercise of a Phantom Option the Participant shall be entitled to the payment of an amount equal to the difference between the aggregate Market Value as at the Phantom Option Exercise Date of such number of shares as equal the number of Phantom Shares in respect of which the Phantom Option has been exercised and the aggregate Phantom Option Price in respect of such Phantom Shares.

5.6.	Any payment due pursuant to paragraph 5.5 above shall, unless determined otherwise by the Board be made to the Participant or his personal representatives (as the case may be) in the currency of the Plan Location (calculated using the relevant Exchange Rate on the Phantom Option Exercise Date) within 30 days of the date of effective exercise of the Phantom Option PROVIDED THAT the Company shall be entitled to deduct or withhold from any such payment any and all taxes, social security contributions or like amounts for which any Participating Company or Associated Company may be required to account for in respect of such payment, to the extent lawfully permitted.

5.7.	For the avoidance of doubt, upon receipt of the payment in accordance with paragraph 5.6, the Participant’s rights in respect of the Phantom Shares to which that payment relates shall cease.

6.	Adjustments

6.1.	The number of Phantom Shares over which a Phantom Option is granted, the conditions of exercise and the Phantom Option Price thereof (and where a Phantom Option has been exercised but no payment has been made under paragraph 5.5 above pursuant to such exercise, the payment which may be so made) shall be adjusted in such manner as the Board shall determine following any capitalisation issue, any offer or invitation made by way of rights, subdivision, consolidation, reduction or other variation in the share capital of the Company, to the extent that (as nearly as may be without involving fractions of a Phantom Share) the aggregate Phantom Option Price payable in respect of a Phantom Option shall remain unchanged.

6.2.	The Board may take such steps as it may consider necessary to notify Participants of any adjustment made under this paragraph 6 and to call in, cancel, endorse, issue or re-issue any certificate as a result of such adjustment.

7.	Administration

7.1.	Any notice or other communication under or in connection with this Schedule 1 may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by post, it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

7.2.	The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.

7.3.	If any Phantom Option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

7.4.	The Phantom Share Plan shall be administered by the Board. The Board shall have full authority, consistent with the Phantom Share Plan, to administer the Phantom Share Plan, including authority to interpret and construe any provision of the Phantom Share Plan and to adopt such regulations for administering the Phantom Share Plan and such forms of exercise as it may deem necessary or appropriate. Decisions of the Board shall be final and binding on all parties.

17	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

7.5.	The costs of introducing and administering the Phantom Share Plan shall be borne by the Participating Companies in such proportions as may be determined by the Company.

8.	Alterations

8.1.	Subject to the provisions of this paragraph 8, the Board may at any time alter or add to all or any of the provisions of the Phantom Share Plan in any respect.

8.2.	No alteration or addition shall be made under paragraph 8.1 which would abrogate or adversely affect the subsisting rights of Participants unless it is made:

8.2.1.	with the consent in writing of seventy five per cent of the affected Participants; or

8.2.2.	by a resolution at a meeting of Participants passed by not less than seventy five per cent of the Participants who attend and vote either in person or by proxy.

8.3.	Notwithstanding any other provision of the Phantom Share Plan other than paragraph 8.2, the Board may, in respect of Phantom Options granted to Eligible Employees who are or who may become subject to taxation outside the Plan Location in which they were resident on the Date of Grant on their remuneration, amend or add to the provisions of the Phantom Share Plan and the terms of Phantom Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant taxation, securities or exchange control laws provided that the terms of Phantom Options granted to such Eligible Employees are not overall materially more favourable than the terms of Phantom Options granted to other Eligible Employees in that Plan Location.

8.4.	As soon as reasonably practicable after making any alteration or addition under paragraph 8.1 the Board shall give written notice thereof to any materially affected Participant.

8.5.	No alteration to the Phantom Share Plan shall require the consent of any Group Member, except as provided in this paragraph 8.

9.	Legal Entitlement

9.1.	Nothing in this Schedule 1 or in any instrument executed pursuant to it will confer on any person any right to continue in employment, nor will it affect the right of the provider of any service relationship to terminate the employment of any person without liability at any time with or without cause, nor will it impose upon the Board or any other person any duty or liability whatsoever (whether in contract, tort or otherwise) in connection with:

9.1.1.	the lapsing of any Phantom Option pursuant to this Schedule 1;

9.1.2.	the failure or refusal to exercise any discretion under this Schedule 1; and/or

9.1.3.	a Participant ceasing to be a person who has a service relationship for any reason whatever.

9.2.	Phantom Options shall not (except as may be required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

9.3.	Any person who ceases to have the status or relationship of an employee with any Group Member as a result of the termination of his employment for any reason and however that termination occurs, whether lawfully or otherwise, shall not be entitled to and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or employment or otherwise to any sum, damages or other benefits to compensate that person for the loss or alteration of any rights, benefits or expectations in relation to any Phantom Option, this Schedule or any instrument executed pursuant to it.

9.4.	The benefit of this paragraph 9 is given to the Company for itself and as trustee and agent of each Group Member and the Trustees. To the extent that this paragraph 9 benefits any Group Member which is not a party to the Plan or the Trustees, the benefit shall be held on trust and as agent by the Company for such Group Member or the Trustees and the Company may, at its discretion, assign the benefit of this paragraph 9 to any such Group Member or to the Trustees.

18	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

10.	General

10.1.	The Phantom Share Plan shall terminate on the same day as the Plan or at any earlier time by the passing of a resolution by the Board. Termination of the Phantom Share Plan shall be without prejudice to the subsisting rights of Participants.

This Schedule 1 shall be governed by and construed in accordance with the laws of England. All Participants, the Company and any other Participating Company shall submit to the jurisdiction of the English Courts in relation to anything arising under the Phantom Share Plan.

19	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

SCHEDULE 2

IMPLEMENTATION OF THE GLOBAL SHARE OPTION PLAN 2001

- THE UNITED STATES

1.	Definitions

1.1.	This Schedule 2 sets out the terms of the Memec Group Holdings Limited Global Share Option Plan (the “Plan”) as it will operate in relation to Eligible Employees who are citizens of or are resident in the United States.

1.2.	This Schedule 2 should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in this Schedule 2 in which event the terms set out in this Schedule 2 shall prevail.

2.	Grant Of Options

2.1.	An Option granted under this Schedule 2 shall be designated as such by the Grantor on the option certificate evidencing the grant.

3.	Limits

3.1.	The aggregate Exercise Price of Options granted under this Schedule 2 in any twelve month period shall not, when aggregated with the exercise price of any other Options or rights to acquire stock, shares or securities in the Company (whether under this Plan or otherwise) granted to US resident employees of a Group Member over the same period, exceed US $5,000,000 excluding those amounts acquired by an accredited investor within the meaning of Regulation D, US Federal Securities Act 1933, or released or lapsed without being exercised, including pursuant to Rule 2.7 of the Plan, unless the Board makes provision otherwise.

3.1.1.	If an Option is purported to be granted in contravention of paragraph 3.1 above, the number of Shares over which that Option has been granted shall be reduced automatically to the largest lower number as would comply with the terms of this paragraph 3 and the Exercise Price shall be adjusted accordingly and an adjusted Option shall take effect from the Date of Grant as if it had been granted on the adjusted terms.

4.	Exercise Of Options

4.1.	Notwithstanding any other Rule of the Plan, if, and only if, a Participant is resident in the State of California then any Option granted to him under this Schedule will, unless and until it can be exercised in accordance with the Rules of the Plan, become capable of being exercised in five equal annual tranches commencing on the first anniversary of the Date of Grant PROVIDED ALWAYS that where an Option is exercised pursuant to this paragraph, the Option Price shall be US $1,000 per Share.

5.	Exchange Rate And Currency Conversion

5.1.	The exchange rate used to determine the value of any sum denominated in US $ for the purposes of this Schedule 2 shall be on any day the closing mid-point spot rate quoted in The Financial Times (or such other journal as the Board shall determine) published on that day, or if it is not published on that day, on the immediately preceding day on which it was published being the rate that GB pounds sterling can be converted into US $, (or vice versa) or such other rate as the Board may determine in its absolute discretion;

5.2.	For the purposes of Rule 3 of this Schedule 2 conversion of sums denominated in GB pounds sterling into US $ (or vice versa) shall be measured by reference to the Date of Grant of an Option or Options.

20	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

6.	US Securities Law Aspects

6.1.	The Shares are “restricted securities” under US federal securities laws and as such are not freely tradeable in the US public markets, but can be sold subject to certain limitations. Since the Shares acquired under the Plan will be deemed “restricted securities”, their resale must be carried out pursuant to registration under the Securities Act of 1933 or an exemption thereunder. Participants may sell Shares acquired under the Plan only in accordance with US securities laws and/or outside the United States. It is noted that some Eligible Employees holding more senior positions may be limited in their ability to sell their Plan Shares in the United States. The Board will therefore ensure where practicable that any communication to Participants to whom this Schedule applies encourages such Participants to consult their own legal advisor prior to selling the Plan Shares.

21	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

SCHEDULE 3

IMPLEMENTATION OF GLOBAL SHARE OPTION PLAN 2001

- FRANCE

1.	General

This Schedule 3 sets out the terms of the Memec International Share Option Plan (the “Plan”) as it is intended to operate in relation to Eligible Employees resident for tax purposes in France.

This Schedule 3 should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in this Schedule 3 in which event the terms set out in this Schedule 3 shall prevail.

2.	Application

If the Board so decides, this Schedule 3 will apply to any Eligible Employee who is, or may become, subject to taxation on his pay in France.

3.	Excluded Persons

The Board may not grant an Option under this Schedule 3 to an individual:

3.1.	unless he is employed by a company which is a subsidiary of the Company as defined in Article 208-4 of the Law of 24 July 1966 in France; or

3.2.	unless he is a director of the company with a management function as defined in Article 208-8-1 of the Law of 24 July 1966 in France of a company which is a subsidiary of the Company as defined in Article 208-4 of the Law of 24 July 1966 in France; or

3.3.	who owns more than 10% of the share capital of the Company and who may not be granted an Option to satisfy the requirements of sub-paragraph 2 of Article 208-6 of the Law of 24 July 1966 in France.

4.	Exercise Price

The Exercise Price for an Option will be determined on the Date of Grant.

The Exercise Price in the case of Options to subscribe for unissued shares may not be lower than 80% of the average stock exchange price during the 20 stock exchange days preceding the Date of Grant or, if the Company is not quoted at the time of grant of the Options, the Exercise Price may not be less than the fair market value for a share of common stock as established by the Board on the Date of Grant.

In the case of Options to purchase existing shares, the exercise price cannot, in addition, be lower than 80% of the average actual repurchase price by the company of its own shares to be allocated to the participants.

5.	Exercisablity

5.1.	On a Listing of the Company Options granted under this Schedule 3 will become exercisable as follows and Rule 5.1 of the Plan shall be modified accordingly:

5.1.1.	If the date of Listing of the Company falls on or before 31 December 2002, 100% of such Options will become exercisable on the day following the third anniversary of the date of Listing.

5.1.2.	If the date of Listing falls after 31 December 2002, but on or before 31 December 2003, 100% of such Options will become exercisable on the day following the second anniversary of the date of Listing.

22	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

5.1.3.	If the date of Listing falls after 31 December 2003

(i)	and if, on the first anniversary of the Date of Grant, the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan) applicable to Options granted under this Schedule 3 is five years, the Options granted under this Schedule 3 will become exercisable subject to the following schedule:

•	50% of such Options will become exercisable on the day following the later of the date of Listing and the second anniversary of the Date of Grant; and

•	50% of such Options will become exercisable on the day following the later of first anniversary of the date of Listing and the second anniversary of the Date of Grant.

(ii)	and if, on the first anniversary of the Date of Grant, the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan) applicable to Options granted under this Schedule 3 is four years or less, the Options granted under this Schedule 3 will vest subject to the following schedule:

•	50% of such Options will become exercisable on the day following the later of the date of Listing and the first anniversary of the Date of Grant; and

•	50% of such Options will become exercisable on the day following the later of first anniversary of the date of Listing and the first anniversary of the Date of Grant.

5.2.	No Option granted under this Schedule 3 shall be exercisable under Rule 4 of the Plan prior to the applicable date (as determined by sub-paragraph 5.1 above and Rules 4.1, 5.2, 5.3, 5.5, 5.6 and 5.7 of the Plan) in the event the Participant’s termination of office or employment with a Group Member for any reason other than as provided by sub-paragraph 5.3 of this Schedule 3, unless otherwise determined at the discretion of the Grantor within one month of the Participant ceasing to hold an office or employment with a Group Member.

5.3.	If the Participant terminates employment by reason of death or 2nd or 3rd category disability, as defined under Article L.341-4 of the French Social Security Code, at any time before the Options granted hereunder become exercisable in accordance with sub-paragraph 5.1, then such options shall become exercisable in full in accordance with Rule 4.2 of the Plan.

6.	Sales Restrictions

The shares acquired upon exercise of the Options issued under this Schedule 3 will be freely negotiable, subject to the following conditions:

6.1.	If the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan) applicable to Options granted under this Schedule 3 is five years, the above mentioned shares may not be sold or otherwise disposed of before the day following the fifth anniversary of the Date of Grant;

6.2.	If the holding period defined by Article 163 bis C of the French Tax Code (or by virtue of any other legal disposition which may replace such Article during the life of the Plan) applicable to Options granted under this Schedule 3 is four years or less, the above mentioned shares may not be sold or otherwise disposed of before the day following the fourth anniversary of the Date of Grant;

6.3.	The sales restrictions provided by sub-paragraphs 6.1 and 6.2 above shall not apply in the case of death of the Participant or in the case of 2nd or 3rd category disability of the Participant as defined under Article L. 341-4 of the French Social Security Code;

6.4.	If the Grantor so decides in its absolute discretion, after due regard to the Participant’s personal circumstances, the sales restrictions provided by subsections 6.1 and 6.2 may be lifted.

23	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

7.	Grant Of Options

If the Option is an Option to buy existing shares of common stock, the Company must have bought or procured the shares before the date on which the Option becomes exercisable. In addition, if the shares are acquired prior to Grant, the acquisition must occur less than one year before the Grant of the Options.

An Option may not be granted in the period of 20 trading days immediately following a distribution of dividends or a capital increase.

8.	Plan Limits

Options may not be granted: -

•	over more than one third of the Company’s shares of common stock in the case of Options to subscribe for unissued shares; or

•	over more than 10% of the total number of such shares in issue in the case of Options to purchase existing shares.

9.	Non-Transferability Of Options

Options granted under this Schedule 3 may not be transferred in any manner otherwise than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant.

10.	Death Of A Participant

If the Participant dies, his Option must be exercised (if at all) within six months after his death.

11.	Adjustments

No such adjustment as is mentioned in Section 9 of the Plan (Adjustments) may be made to the Option which is inconsistent with French law and, in particular, with Sections 174.8 to 174.16 of Decree no. 67-236 of 23 March 1967, implementing Article 208-5 of French law no. 66-537 of 24 July 1966, as such Sections or Article shall be amended from time to time.

Such adjustment is required under Article 208-5 of French law no. 66-537 of 24 July 1966 in the event of the following specific capital operations:

•	Capital increase in cash to the benefit of the shareholders

•	Capital increase with distribution of shares following capitalization of premium or earnings

•	Capital reduction due to losses

•	Distribution of retained earnings either in cash or in shares

•	Issuance of convertible bonds or exchangeable bonds to the benefit of the shareholders

12.	Changes

The Board may not change the Plan in a way which affects this Schedule 3, or Options granted under this Schedule 3, if the change is inconsistent with French law and in particular with French legislation on stock options as defined in Articles 208-1 to 208-8-1 of French law no. 66-537 of 24 July 1966.

24	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

SCHEDULE 4

IMPLEMENTATION OF THE GLOBAL SHARE OPTION PLAN 2001

- THE PEOPLE’S REPUBLIC OF CHINA (“CHINA” / “PRC”)

1.	Definitions

1.1.	In the Global Share Option Plan 2001 – the People’s Republic of China (“the Sub-Plan”), the following words and expressions shall have, where the context so admits, the meanings set out below:

“Main Plan”	Rules of the Memec Group Limited Global Share Option Plan.

“China”	China, as a regional concept under this plan, shall mean the People’s Republic of China, excluding Hong Kong, Taiwan and Macao.

“Memec China Employer”	Memec (Asia Pacific) Limited or Memec Electronic Components (AP) Limited each being a “Group Member” or an “Associated Company” as defined under Rule 1.1 of the Main Plan, incorporated under the Laws of Hong Kong and any other Group Member or Associated Company granting Options to Local Employees in accordance with this Sub-Plan.

“Expatriate Employees”	Employees of Memec China Employer who hold a Non-PRC passport or have obtained permanent resident status in a foreign country. Citizens of Hong Kong, Taiwan and Macao are also regarded as Expatriate Employees under this sub-plan.

“Local Employees”	Employees of Memec China Employer who are PRC citizens and who do not have permanent resident status of a foreign country.

“Overseas Trust”	An overseas employee share trust as established by “the Company” (as defined in the “Main Plan”) of which the eligible Local Employees are among the class of beneficiaries.

1.2.	The Sub-Plan sets out the terms of the Main Plan as it will operate in relation to eligible Local Employees who are employed in China by Memec China Employer. Due to the regulatory and foreign exchange restrictions in China, Options shall be granted in accordance with this Sub-Plan so that the Local Employees employed in China would have similar benefits and opportunities to participate in the growth in value of the Company’s shares as employees in other countries.

The Expatriate Employees of Memec China Employer are not covered under the Sub-Plan.

1.3.	The Sub-Plan should be read in conjunction with the Main Plan and is subject to the terms and conditions of the Main Plan except to the extent that the terms and conditions of the Main Plan differ from or conflict with the terms set out in the Sub-Plan in which event the terms set out in the Sub-Plan shall prevail.

1.4.	The Sub-Plan may be amended or terminated by “the Board” (as defined in the “Main Plan”) subject to the conditions specified in the Main Plan and/or as a result of changes in the relevant PRC law and/or regulations in connection with the employee share options schemes.

2.	Grant Of Options

2.1.	An Option granted under the Sub-Plan shall be designated as such by the Grantor on the option certificate evidencing the grant.

2.2.	For Local Employees, the grant of Options shall follow the rules set out under Article 2 of the Main Plan.

25	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

3.	Overseas Trust

3.1.	An overseas employee share trust shall be established by the Company for the purpose of this Sub-Plan of which the selected Local Employees shall be among the class of beneficiaries.

3.2.	The Overseas Trust shall act on behalf of the Eligible Employees to exercise the Options and subsequent disposal of the Shares.

4.	Exercise Of Options

4.1.	The Exercise Price for the Option will be determined on the Date of Grant.

4.2.	The Options granted to the eligible Local Employees shall be exercised in the following manner:

4.2.1.	The Options may be exercised once they have vested in the Local Employees in accordance with the Rules of the Main Plan in whole or in part by the completion of the Exercise Notice by the Local Employees.

4.2.2.	Due to the prevailing stringent foreign exchange control in the PRC, by submission of the Exercise Notice by the Local Employees to the Company, the Local Employees authorise the Company, the Overseas Trust or its trustees to dispose the Shares immediately on his behalf after exercise. The net proceeds (after deduction of all relevant tax, social security or other related expenses) will be remitted to the designated bank account of the Local Employees. Such bank account should be set up at the cost of the Local Employees where applicable.

5.	Taxation

5.1.	In the event that any PRC Individual Income Tax (“IIT”) becomes due on the exercise of an Option, the Memec China Employer (or its designated appropriate agent) is obliged to report the benefits as employment income of the Local Employees to the relevant PRC tax bureau concerned and withhold (or instruct the appropriate designated agent to withhold) the IIT liability accordingly. The IIT withheld for this purpose would be deducted from the net payment to the Local Employees or from the Local Employees’ payroll.

26	MEMEC GLOBAL SHARE OPTION PLAN 2001 RULES

Memec Group Holdings Ltd.

17 Thame Park Road, Thame, Oxfordshire, United Kingdom, OX9 3XD

Telephone: +44 (0) 1844 261919

Memec

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